Exhibit 2.3
IRREVOCABLE WAIVER OF RIGHTS UNDER EXCHANGE AGREEMENT
September 17, 2007
     Reference is hereby made to (1) that certain Exchange Agreement, dated as of January 31, 2007, as amended (the ‘Exchange Agreement”), by and among the Consenting Noteholders (as defined therein), SunCom Wireless Holdings, Inc., a Delaware Corporation (the “Company”), and certain of its Subsidiaries and (2) that certain Agreement and Plan of Merger, entered into on September 16, 2007 (the “Merger Agreement”), by and among Company, T-Mobile USA, Inc., a Delaware corporation (“Parent”), and Tango Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent. If the Merger contemplated by the Merger Agreement is completed, among other things, the company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company will be converted into the right to receive $27 per share, in cash, and the former holders of such shares will have no continuing equity interest in the Company.
     The undersigned hereby irrevocably waives any right it might have under Section 9.1 of the Exchange Agreement to designate from and after the Effective Time (should it occur) any person for election to, or to fill any vacancy arising at or after the Effective Time (should it occur) on, the Company’s Board of Directors. The foregoing waiver shall have no effect if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, but otherwise shall be irrevocable.
Date: 9/17/2007

PARDUS SPECIAL OPPORTUNITIES MASTER FUND L.P. By: Pardus Capital Management L.P., Its Investment Manager
By:	/s/ James Thornton
	Name:	James Thornton
	Title:	Authorized Officer

IRREVOCABLE WAIVER OF RIGHTS UNDER EXCHANGE AGREEMENT
September 17, 2007
     Reference is hereby made to (1) that certain Exchange Agreement, dated as of January 31, 2007, as amended (the ‘Exchange Agreement”), by and among the consenting Noteholders (as defined therein), SunCom Wireless Holdings, Inc., a Delaware Corporation (the “Company”), and certain of its Subsidiaries and (2) that certain Agreement and Plan of Merger, entered into on September 16, 2007 (the “Merger Agreement”), by and among Company, T-Mobile USA, Inc., a Delaware corporation (“Parent”), and Tango Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of parent. If the Merger contemplated by the Merger Agreement is completed, among other things, the company will become a wholly-owned subsidiary of parent, and each outstanding share of common stock of the company will be converted into the right to receive $27 per share, in cash, and the former holders of such shares will have no continuing equity interest in the Company.
     The undersigned hereby irrevocably waives any right it might have under Section 9.1 of the Exchange Agreement to designate from and after the Effective Time (should it occur) any person for election to, or to fill any vacancy arising at or after the Effective Time (should it occur) on, the company’s board of Directors. The foregoing waiver shall have no effect if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, but otherwise shall be irrevocable.
[INTENTIONALLY LEFT BLANK]

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By:	Highland Crusader GP, L.P., its general partner

By:	Highland Crusader GP, LLC., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President Strand Advisors, Inc., General Partner of Highland Capital Management L.P.

HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.

By:	Highland General Partners, L.P., its general partner

By:	Highland GP Holdings LLC, its general partner

By:	Highland Capital Management, LP, its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President Strand Advisors, Inc., General Partner of Highland Capital Management L.P.

HIGHLAND CDO OPPORTUNITY MASTER FUND, L.P.

By:	Highland CDO Opportunity Fund GP, L.P., its general partner

By:	Highland CDO Opportunity Fund GP, LLC, its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President Strand Advisors, Inc., General Partner of Highland Capital Management L.P.

HIGHLAND SPECIAL OPPORTUNITIES HOLDING COMPANY
By:	/s/ Kevin Ciavarra
	Name:	Kevin Ciavarra
	Title:	Secretary

HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.
By:	/s/ James Dondero
	Name:	James Dondero
	Title:	Officer

RESTORATION OPPORTUNITIES FUND
By:	/s/ R. Joseph Dougherty
	Name:	R. Joseph Dougherty
	Title:	Senior Vice President

HIGHLAND CREDIT STRATEGIES FUND
By:	/s/ R. Joseph Dougherty
	Name:	R. Joseph Dougherty
	Title:	Senior Vice President

HIGHLAND CREDIT OPPORTUNITIES CDO, LTD.

By:	Highland Capital Management, L.P., Its collateral manager

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President Strand Advisors, Inc. General Partner of Highland Capital Management, L.P.

HIGHLAND CREDIT OPPORTUNITIES CDO, L.P.

By:	Highland Credit Opportunities CDO GP, L.P., its general partner

By:	Highland Credit Opportunities CDO GP, LLC., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President Strand Advisors, Inc., General Partner of Highland Capital Management L.P.

IRREVOCABLE WAIVER OF RIGHTS UNDER EXCHANGE AGREEMENT
September 17, 2007
     Reference is hereby made to (1) that certain Exchange Agreement, dated as of January 31, 2007, as amended (the ‘Exchange Agreement”), by and among the Consenting Noteholders (as defined therein), SunCom Wireless Holdings, Inc., a Delaware Corporation (the “Company”), and certain of its Subsidiaries and (2) that certain Agreement and Plan of Merger, entered into on September 16, 2007 (the “Merger Agreement”), by and among Company, T-Mobile USA, Inc., a Delaware Corporation (“Parent”), and Tango Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent. If the Merger contemplated by the Merger Agreement is completed, among other things, the company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company will be converted into the right to receive $27 per share, in cash, and the former holders of such shares will have no continuing equity interest in the Company.
     The undersigned hereby irrevocably waives any right it might have under Section 9.1 of the Exchange Agreement to designate from and after the Effective Time (should it occur) any person for election to, or to fill any vacancy arising at or after the Effective Time (should it occur) on, the Company’s Board of Directors. The foregoing waiver shall have no effect if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, but otherwise shall be irrevocable.
Date: 9/18/2007

DIMAIO AHMAD CAPITAL LLC
By:	/s/ Lawrence Wolfson
	Name:	Lawrence Wolfson
	Title:	Authorized Signatory

LISPENARD STREET CREDIT (MASTER), LTD.

By:	DiMaio Ahmad Capital LLC, its investment manager

By:	/s/ Lawrence Wolfson
	Name:	Lawrence Wolfson
	Title:	Authorized Signatory

POND VIEW CREDIT (MASTER), L.P.

By:	DiMaio Ahmed Capital LLC, its investment manager

By:	/s/ Lawrence Wolfson
	Name:	Lawrence Wolfson
	Title:	Authorized Signatory